CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock California Tax-Free Income Fund (the sole fund contained in the John Hancock California Tax-Free Income Trust) in the John Hancock Tax-Free Income Funds Prospectus and "Independent Auditors", and "Financial Statements" in the John Hancock California Tax-Free Income Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment Number 23 to Registration Statement (Form N-1A, No. 33-31675) of our report dated October 11, 2001 on the financial statements and financial highlights of John Hancock California Tax-Free Income Fund for the year ended August 31, 2001.



                                                          /s/ERNST & YOUNG LLP
                                                          --------------------
                                                          ERNST & YOUNG LLP



Boston, Massachusetts
December 24, 2001